UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2025
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	UONE	NASDAQ Stock Market
Class D Common Stock, $0.001 Par Value	UONEK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2025, Urban One, Inc. (the “Company”), entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders (the “Supporting Noteholders” and each, a “Supporting Noteholder”) of the Company’s 7.375% senior secured notes due 2028 (the “Existing Notes”) that collectively hold approximately 73% of the outstanding principal amount of Existing Notes as of November 13, 2025.

The Transaction Support Agreement relates to (a) the Company’s offers to each holder of its Existing Notes: (i) to exchange any and all of its outstanding Existing Notes for newly issued 7.625% second lien senior secured notes due 2031 (the “Exchange Notes”) and cash (the “Exchange Offer”), (ii) to purchase up to $185.0 million in aggregate principal amount of the Existing Notes for up to $111.0 million in cash (the “Tender Offer”) and (iii) the right to subscribe to purchase up to $60.6 million aggregate principal amount of newly issued 10.500% first lien senior secured notes due 2030 (the “New First Lien Notes,” and, together with the Exchange Notes, collectively, the “New Notes” and such offering, the “Subscription Offer” and, together with the Exchange Offer and the Tender Offer, collectively, the “Offers”) and (b) the Company’s solicitation of consents (the “Consent Solicitation” and together with the Offers, the “Offers and Consent Solicitation”) from holders of Existing Notes to the adoption of certain amendments to the indenture governing the Existing Notes and the related security documents to eliminate substantially all of the restrictive covenants and certain of the default provisions, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions, including removing the requirement that the Company make an offer to repurchase the Existing Notes if the Company experiences certain change of control transactions, releasing the guarantees provided by the existing guarantors of the Existing Notes and eliminating any requirement to provide guarantees in the future with respect to the Existing Notes, releasing the liens on all of the collateral securing the Existing Notes and eliminating any requirement to provide collateral in the future with respect to the Existing Notes. The Offers and Consent Solicitation will be consummated on the terms set forth in a confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) provided to holders of the Existing Notes.

Pursuant to the Transaction Support Agreement, each Supporting Noteholder has agreed to (i) tender the maximum amount accepted by the Company of its Existing Notes in the Tender Offer and the remaining portion of its Existing Notes in the Exchange Offer and deliver its related Consents in the Consent Solicitation and (ii) collectively with the other Supporting Noteholders, backstop the full Subscription Offer as set forth in the Transaction Support Agreement (the “Backstop Commitment”). In consideration for the Supporting Noteholders’ Backstop Commitment, the Company will pay to the Supporting Noteholders a premium in an amount equal to 3.0% of the total aggregate principal amount of First Lien Notes issued in connection with the Subscription Offer and the Backstop Commitment, as set forth in the Transaction Support Agreement.

The Transaction Support Agreement includes representations, warranties, covenants and closing conditions customary for agreements of this type, including the condition that a minimum of 98% of the outstanding aggregate principal amount of Existing Notes shall have been validly tendered (and not validly withdrawn) pursuant to the Exchange Offer and/or Tender Offer. The Transaction Support Agreement will, among other circumstances, terminate at the mutual written consent of the Company and the Supporting Noteholders, on the Settlement Date or on December 30, 2025 (subject to extension pursuant to the terms of the Transaction Support Agreement) if the Settlement Date has not yet occurred.

The foregoing description of the Transaction Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On November 14, 2025, the Company issued a press release announcing the Offers and Consent Solicitation and entry into the Transaction Support Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Cleansing Information

The Company is also furnishing as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K certain information, dated as of September 23, 2025 and November 7, 2025, respectively, (the “Cleansing Information”), previously shared with the Supporting Noteholders during the course of the discussions preceding the execution of the Transaction Support Agreement.

The foregoing description of the Cleansing Information is qualified by reference to the complete presentation of the Cleansing Information, a copy of which is attached hereto as Exhibits 99.2 and 99.3 and is incorporated herein by reference.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Cautionary Note Regarding the Offers

The Offers and Consent Solicitation are subject to the satisfaction or waiver of a number of conditions. The Company reserves the right, in its sole discretion, to amend the terms of the Offers and Consent Solicitation. The Offers may not be completed as contemplated or at all. If the Company is unable to complete the Offers or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Offers and Consent Solicitation, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report on Form 8-K is not an offer of securities for sale into the United States. The New Notes to be offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

Certain statements made herein or in the cleansing materials may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to any statements regarding the consummation of the Offers and Consent Solicitation, guidance, our future results of operations or financial condition, future securities repurchase programs, business strategy and plans, cost saving initiatives, user growth and engagement and objectives of management for future operations. Any statements that are not statements of historical fact should be considered forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this Current Report on Form 8-K reflect our views as of the date of this Current Report on Form 8-K and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this Current Report on Form 8-K. While we believe there is a reasonable basis for our forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement, including, but not limited to, the adverse impact of failing to consummate the Offers and Consent Solicitation, the risk that an insufficient number of holders of Existing Notes participate in the Offers and tender their Existing Notes and other risk factors described from time to time in the Company’s filings with the SEC. Therefore, these statements are not guarantees of future events, results, performance or achievements, and you should not rely on them. All forward-looking statements included in this Current Report on Form 8-K are based on information available to the Company as of the date on which such statements were made, and the Company assumes no obligation to update or revise any forward-looking statements to reflect events or circumstances that occur after such statements are made, except as required by law.

Item 9.01.     Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
10.1*	Transaction Support Agreement, dated as of November 14, 2025, by and among Urban One, Inc. and the Supporting Noteholders.
99.1	Press release dated November 14, 2025.
99.2	Cleansing Information, dated September 23, 2025.
99.3	Cleansing Information, dated November 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
November 14, 2025	Peter D. Thompson
Executive Vice President and Chief Financial Officer